EXHIBIT 24.1




                                POWER OF ATTORNEY
                                November 27, 2006


         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned does hereby constitute and appoint each of Samuel Masucci, III, Steve Hill, Nicholas Dalmaso and Robert Tull, individually, his true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and on his or her behalf to sign, execute and file this Amendment No. 2 to Registration Statement and any or all amendments (including, without limitation, post-effective amendments and any amendment or amendments increasing the amount of securities for which registration is being sought) to this Amendment No. 2 to Registration Statement, with all exhibits and any all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto each such attorney-in-fact and agent individually full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present hereby ratifying and confirming all that each such attorney-in-fact and agent may lawfully do or cause to be done.


          Signature                    Capacity                      Date
-------------------------    ----------------------------    -------------------

/s/ Samuel Masucci, III      Principal Executive Officer      November 27, 2006
------------------------
Samuel Masucci, III


/s/ Steve Hill               Principal Financial Officer      November 27, 2006
------------------------     and Principal Accounting
Steve Hill                   Officer


/s/ Nicholas Dalmaso         General Counsel and Manager      November 27, 2006
------------------------
Nicholas Dalmaso


/s/ Robert Tull              Manager                          November 27, 2006
------------------------
Robert Tull